Exhibit 99.1

Falcon’s Beyond Reports Third Quarter 2025 Financial Results

Company Strengthens Balance Sheet Through $28.7 Million Preferred Stock Issuance, Including $20.7 Million Debt-to-Equity Exchange

Company Reports Consolidated Revenue of $4.1 Million

Company's Unconsolidated Subsidiary, Falcon's Creative Group

generated Q3 Revenue of $5.7 Million

Company's Unconsolidated Joint Venture, Producciones de Parques generated Q3 revenue of $11.2 Million from continuing operations

Orlando, FL (November 14, 2025) — Falcon’s Beyond Global, Inc. (Nasdaq: FBYD) (“Falcon’s Beyond”, “Falcon’s” or the “Company”), a visionary leader in innovative and immersive storytelling through its divisions Falcon’s Creative Group (“FCG”), Falcon’s Beyond Destinations (“FBD”), and Falcon’s Beyond Brands (“FBB”) today reported its financial results for the third quarter of fiscal year 2025 ended September 30, 2025.

Third Quarter 2025 Financial Results

Revenue:

•
Falcon’s Beyond generated consolidated revenues of $4.1 million for the three months ended September 30, 2025 representing the ramping up of Falcon's Attraction's spares and maintenance fees, fees for corporate and shared services earned from its FCG division, and management fees from its Producciones de Parques, S.L. (“PDP”) 50:50 joint venture with Melia Hotels Int’l.
•
FCG generated $5.7 million in revenue the three months ended September 30, 2025, representing a decrease of $7.4 million, or 56.3%, over the corresponding period of 2024, reflecting project timing within FCG's multi-year contract performance obligations. FCG recorded an operating loss of $3.5 million and net loss of $3.8 million in the three months ended September 30, 2025, compared with operating income of $0.1 million and net loss of $0.1 million for the corresponding 2024 period. After the Qiddiya Investment Company's (QIC) preferred return and amortization of basis difference, Falcon’s Beyond’s share of net loss from FCG was $5.4 million for the three months ended September 30, 2025. FCG has a contracted pipeline of $48.3 million as it entered the fourth quarter of 2025.
•
PDP generated revenues from the Sol Katmandu Park and Resort property of $11.2 million for the three months ended September 30, 2025, a $0.3 million increase over the corresponding period of 2024. In May 2025, PDP completed the sale of the corporate entity that owns the Sol Tenerife hotel property and accordingly, the results of the operations of this hotel were reclassified to discontinued operations by the joint venture. Net income from continuing operations increased $0.2 million to $3.8 million for the three months ended September 30, 2025, compared with the corresponding period of 2024. Net income was $3.1 million for the three months ended September 30, 2025 compared with net income of $3.2 million for the corresponding period of 2024 of which Falcon's recognized its 50% ownership share.

Net Income:

•
Falcon’s Beyond reported a consolidated net loss of $10.4 million for the three months ended September 30, 2025, compared with consolidated net income of $39.3 million the corresponding 2024 period. This change was primarily driven by the absence of non-cash fair value gains of $40.6 million on earnout liabilities, and $0.7 million in warranty liabilities compared with the corresponding period of 2024 following the prior year capital restructuring to remove these obligations from our balance sheet. Share of loss from equity method investments increased $6.9 million for the three months ended September 30, 2025 driven by a $3.0 million impairment of our Karnival TP-AQ Holdings Limited joint venture (Karnival) equity method investment due to a decision by the Karnival board to terminate the project in Hong Kong and commence windup of the joint venture, the $5.4 million share of net loss from FCG, partially offset by our share of net income from our PDP investment. Net operating loss increased $1.2 million from our investment in the integration and growth of the Falcon's Attraction's business following the OES acquisition in May 2025, partially offset by a $1.1 million gain on bargain purchase for this acquisition.

EBITDA:

•
Falcon's Beyond's adjusted EBITDA(1) loss increased $6.1 million to $(7.7) million loss for the three months ended September 30, 2025, compared with $(1.6) million loss for the corresponding 2024 period. Such increase in loss was driven by a $4.0 million net increase in share of loss from equity method investments, $1.2 million increase in net loss from operations primarily due to the integration and expansion of the OES acquisition and a $0.9 million decrease in foreign exchange gain due to settlement of intergroup loans with a Spanish subsidiary.

(1)
Adjusted EBITDA is a non-GAAP financial measure. See “Use and Definition of Non-GAAP Financial Measure" below for more information and a reconciliation to the most directly comparable GAAP measure.

Other Business Highlights

•
Series B Preferred Stock issuance and Conversion of Long Term Debt: On September 8, 2025, the Company issued 5,747,742 shares of newly created 11% Series B Cumulative Convertible Preferred Stock at a purchase price of $5.00 per share. The Company received $8.0 million in cash and the exchange of $20.7 million of outstanding long-term debt and accrued interest.
•
$15 Million Line of Credit: On November 10, 2025, the Company entered into a new $15.0 million five-year revolving line of credit to provide dedicated working capital for the expansion of Falcon's Beyond Brands' attraction services business. The arrangement matures on September 30, 2030 and has a variable interest rate of the three-month Secured Overnight Financing Rate on the first day of the applicable quarter plus 2.75%. In conjunction with the new line of credit the Company reduced the capacity on its existing $15 million revolving credit arrangement with the same lender to $5.5 million.

“During the first three quarters of 2025 we have focused on strengthening our balance sheet, divesting non-core assets, and reallocating capital resources toward our highest-growth divisions,” said Cecil D. Magpuri, Chief Executive Officer of Falcon’s Beyond.

“This quarter’s successful capital restructuring has provided the dedicated working capital required to accelerate the integration and expansion of Falcon’s Attractions. Building on early momentum in our attraction services and support business, this division is well-positioned to secure significant new contracts for world-class attractions in the near term.

At the same time, we anticipate the opportunity for our FCG division to double its revenues over the next twelve months. To meet growing demand from our largest customers, we are rapidly scaling our workforce and infrastructure. Our unwavering focus remains on operational integration, cost discipline, and delivering sustainable value for our shareholders as we continue executing on our long-term growth vision.”

About Falcon’s Beyond

Falcon’s Beyond is a visionary innovator in immersive storytelling, sitting at the intersection of three potential high growth business opportunities: content, technology, and experiences. Falcon’s Beyond propels intellectual property (IP) activations concurrently across physical and digital experiences through three core business units:

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Falcon’s Creative Group creates master plans, designs attractions and experiential entertainment, and produces content, interactives, and software.
•
Falcon’s Beyond Destinations develops a diverse range of entertainment experiences using both Falcon’s Beyond owned and third party licensed intellectual property, spanning location-based entertainment, dining, and retail.
•
Falcon’s Beyond Brands endeavors to bring brands and intellectual property to life through animation, movies, licensing and merchandising, gaming as well as ride and technology sales.

Falcon’s Beyond also invents immersive rides, attractions, and technologies for entertainment destinations around the world.

FALCON’S BEYOND and its related trademarks are owned by Falcon’s Beyond.

Falcon’s is headquartered in Orlando, Fla. Learn more at falconsbeyond.com.

Falcon’s Beyond may use its website as a distribution channel of material Company information. Financial and other important information regarding the Company is routinely accessed through and posted on our website at https://investors.falconsbeyond.com.

In addition, you may automatically receive email alerts and other information about Falcon’s when you enroll your email address by visiting the Email Alerts section at https://investors.falconsbeyond.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, words such as “will,” “would”, and similar expressions identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those expressed in or implied by the forward-looking statements, including (1) any failure to realize the anticipated benefits of the acquisition of OES, (2) risks related to legacy OES products and our ability to service such products, (3) the risk that the OES acquisition, integration of the OES personnel we hired, and efforts to grow Falcon’s Attractions disrupts our other operations, (4) our ability to grow current and future potential customer relationships, (5) our ability to sustain our growth, effectively manage our anticipated future growth, and implement our business strategies to achieve the results we anticipate, (6) our current liquidity resources raise substantial doubt about our ability to continue as a going concern (7) impairments of our intangible assets and equity method investment in our joint ventures, (8) our ability to raise additional capital, (9) the closure of Katmandu Park DR and the repositioning and rebranding of our FBD business, (10) the success of our growth plans in FCG, (11) our customer concentration in FCG, (12) the timing of recognition of revenue from our contracted pipeline is difficult to predict with certainty and in some cases may extend over a number of fiscal years, (13) the risk that contractual restrictions relating to the Strategic Investment may affect our ability to access the public markets and expand our business, (14) the risks of doing business internationally, including in the Kingdom of Saudi Arabia, (15) our indebtedness, (16) our dependence on strategic relationships with local partners in order to offer and market our products and services in certain jurisdictions, (17) our reliance on our senior management and key employees, and our ability to hire, train, retain, and motivate qualified personnel, (18) cybersecurity-related risks, (19) our ability to protect our intellectual property, including the intellectual property purchased from OES, (20) our ability to remediate identified material weaknesses in our internal controls over financial reporting, (21) the concentration of share ownership and the significant influence of the Demerau Family and Cecil D. Magpuri, (22) the outcome of pending, threatened and future legal proceedings, (23) our continued compliance with Nasdaq continued listing standards, (24) risks related to our Up-C entity structure and the fact that we may be required to make substantial payments to certain unitholders under our Tax Receivable Agreement, and (25) the risks disclosed under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, and the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements herein speak only as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Use and Definition of Non-GAAP Financial Measure

We prepare our consolidated financial statements in accordance with US GAAP. In addition to disclosing financial results prepared in accordance with US GAAP, we disclose information regarding Adjusted EBITDA which is a non-GAAP measure. We define Adjusted EBITDA as net income (loss), determined in accordance with US GAAP, for the period presented, before net interest and expense, income tax expense, depreciation and amortization, transaction (credit) expenses related to the business combination, credit loss expense related to the closure of the Sierra Parima Katmandu Park, share of equity method investee’s gain on Tenerife Sale, impairment of PDP, impairment of Karnival, change in fair value of warrant liabilities, change in fair value of earnout liabilities, and gain on bargain purchase of OES Acquisition.

We believe that Adjusted EBITDA is useful to investors as it eliminates the non-cash depreciation and amortization expense that results from our capital investments and intangible assets recognized in any business combination and improves comparability by eliminating the interest expense associated with our debt facilities, and eliminating the change in fair value of warrant and earnout liabilities, which may not be comparable with other companies based on our structure.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under US GAAP. Some of these limitations are (i) it does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) it does not reflect changes in, or cash requirements for, our working capital needs, (iii) it does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements, (v) it does not adjust for all non-cash income or expense items that are reflected in our statements of cash flows, and (vi) other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.

Media Relations: Toni Caracciolo, Falcon’s Beyond: tcaracciolo@falconsbeyond.com

Investor Relations: ir@falconsbeyond.com

BEYOND GLOBAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of U.S. dollars, except share and per share data)

	As of
	(UNAUDITED) September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$4,257	$825
Accounts receivable	2,818	1,716
Contract assets	1,464	—
Other current assets	3,394	1,593
Total current assets	11,933	4,134
Investments and advances to equity method investments	48,725	56,560
Operating lease right-of-use assets	3,350	—
Property and equipment, net	1,082	24
Intangible assets, net	1,119	—
Other non-current assets	584	513
Total assets	$66,793	$61,231

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$7,075	$9,540
Accrued expenses and other current liabilities	21,131	25,870
Contract liabilities	228	—
Operating lease liability, current	440	—
Short-term debt	8,203	8,471
Long-term debt, current	1,866	1,759
Total current liabilities	38,943	45,640
Operating lease liability, net of current portion	2,023	—
Long-term debt, net of current portion	5,991	30,977
Warrant liabilities	—	4,711
Total liabilities	46,957	81,328

Stockholders’ equity (deficit)
Equity (deficit) attributable to common stockholders	9,151	(8,965)
Non-controlling interest	10,685	(11,132)
Total equity (deficit)	19,836	(20,097)
Total liabilities and equity	$66,793	$61,231

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands of U.S. dollars, except share and per share data)

	Three months ended		Nine months ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Revenue	$4,054	$2,069	$8,311	$5,383
Operating expenses:	—	—
Project design and build expense	1,408	—	1,946	—
Selling, general and administrative expense	6,174	4,490	19,114	16,591
Transaction (credit) expenses	(10)	—	(1,788)	7
Credit loss expense	—	—	—	12
Research and development expense	(2)	39	199	65
Depreciation and amortization expense	168	1	212	4
Total operating expenses	7,738	4,530	19,683	16,679
Loss from operations	(3,684)	(2,461)	(11,372)	(11,296)
Share of (loss) gain from equity method investments	(6,840)	38	14,944	2,912
Interest expense	(930)	(421)	(3,104)	(1,128)
Interest income	4	4	9	10
Change in fair value of warrant liabilities	—	676	2,886	(1,715)
Change in fair value of earnout liabilities	—	40,649	—	172,271
Foreign exchange transaction (loss) gain	(61)	816	2,146	298
Gain on bargain purchase of OES Acquisition	1,098	—	1,098	—
Net (loss) income before taxes	$(10,413)	$39,301	$6,607	$161,352
Income tax benefit	1	—	1	1
Net (loss) income	$(10,412)	$39,301	$6,608	$161,353
Net (loss) income attributable to noncontrolling interest	(6,038)	33,432	3,371	137,081
Net (loss) income attributable to common stockholders	(4,374)	5,869	3,237	24,272

Net (loss) income per share
Net (loss) income per share, basic	(0.13)	0.49	0.07	2.09
Net (loss) income per share, diluted	(0.13)	0.39	0.04	1.52
Weighted average shares outstanding, basic	37,529,174	12,079,955	37,458,975	11,640,446
Weighted average shares outstanding, diluted	37,529,174	12,303,698	37,521,292	11,888,103

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands of U.S. dollars)

	Nine months ended
	September 30, 2025	September 30, 2024
Cash flows from operating activities
Net income	$6,608	$161,353
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	212	4
Foreign exchange transaction gain	—	(261)
Share of gain from equity method investments	(14,944)	(2,912)
Interest converted to preferred stock	441	—
Credit loss expense	—	12
Change in fair value of earnouts	—	(172,271)
Change in fair value of warrants	(2,886)	1,715
Share based compensation expense	1,214	1,072
Loss on sale of equipment	—	2
Gain on bargain purchase of OES Acquisition	(1,098)	—
Changes in assets and liabilities:
Accounts receivable	(1,068)	441
Contract assets	(1,464)	—
Deferred transaction costs	588	—
Other current assets	(319)	36
Other non-current assets	(1)	(274)
Accounts payable	(2,495)	854
Accrued expenses and other current liabilities	(5,389)	1,471
Contract liabilities	228	—
Operating lease assets and liabilities	93	—
Net cash used in operating activities	(20,280)	(8,758)
Cash flows from investing activities
Purchase of property and equipment	(133)	(9)
Proceeds from sale of equipment	2	2
Short-term advances to affiliate	(2,003)	—
Distribution from equity method investment PDP	26,955	—
OES Acquisition	(1,632)	—
Net cash provided by (used) in investing activities	23,189	(7)
Cash flows from financing activities
Proceeds from issuance of Series B preferred stock	8,033	—
Short-term advances from affiliates	—	2,287
Proceeds from debt – related party	—	7,221
Proceeds from debt – third party	—	1,250
Repayment of debt – related party	(268)	(2,297)
Repayment of debt – third party	(1,491)	(1,344)
Proceeds from related party credit facilities	1,769	6,464
Repayment of related party credit facilities	(5,384)	(5,392)
Proceeds from exercised warrants	—	111
Proceeds from RSUs issued to affiliates	529	626
Settlement of RSUs	(420)	—
Net cash provided by financing activities	2,768	8,926
Net increase in cash and cash equivalents	5,677	161
Foreign exchange impact on cash	(2,245)	(5)
Cash and cash equivalents at beginning of period	825	672
Cash and cash equivalents at end of period	$4,257	$828

Reconciliation of Non-GAAP Financial Measure (Unaudited)

The following table sets forth reconciliations of net income under US GAAP to Adjusted EBITDA for the following periods:

	Three months ended		Nine months ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net (loss) income	$(10,412)	$39,301	$6,608	$161,353
Interest expense	930	421	3,104	1,128
Interest income	(4)	(4)	(9)	(10)
Income tax benefit	(1)	—	(1)	(1)
Depreciation and amortization expense	168	1	212	4
EBITDA	(9,319)	39,719	9,914	162,474
Transaction (credit) expenses	(10)	—	(1,788)	7
Credit loss expense related to the closure of the Sierra Parima Katmandu Park	—	—	—	12
Share of equity method investee's gain on Tenerife Sale	(264)	—	(30,019)	—
Impairment of PDP	—	—	5,332	—
Impairment of Karnival	3,005	—	3,005	—
Change in fair value of warrant liabilities	—	(676)	(2,886)	1,715
Change in fair value of earnout liabilities	—	(40,649)	—	(172,271)
Gain on bargain purchase of OES Acquisition	(1,098)	—	(1,098)	—
Adjusted EBITDA	$(7,686)	$(1,606)	$(17,540)	$(8,063)